EXHIBIT 10.23
                              CONSULTING AGREEMENT

     This Consulting Agreement (the "Agreement") is made and entered into effective as of November 1, 1999 by and between PORTLAND BREWING COMPANY, an Oregon corporation (the "Company"), and R. SCOTT MacTARNAHAN ("Consultant").

                                     RECITAL

     Consultant is a director of the Company, a director of Harco Products, Inc., an Oregon corporation and a wholly-owned subsidiary of the Company ("Harco"), and a former officer of Harco. The Company desires to retain consulting services from Consultant and Consultant desires to provide consulting services to the Company.

                                    AGREEMENT

1.  CONSULTING SERVICES

     Consultant will advise and consult with the management of the Company on all matters reasonably requested of him, including (without limitation) matters related to Harco or any other subsidiary or affiliate of the Company. Consultant will comply with the policies, standards, and regulations of the Company as may be established from time to time, and will perform his consulting duties faithfully, intelligently, to the best of his ability, and in the best interests of the Company. The consulting services provided will not amount to more than 20 hours per calendar month and will be provided on dates and at times reasonably convenient to both parties.

2.  STATUS OF CONSULTANT

     Consultant will act as an independent contractor of the Company, and under no circumstances will Consultant be considered an employee of the Company. The Company will not provide any insurance covering Consultant's consulting activities, and Consultant will provide whatever insurance Consultant believes to be necessary under the circumstances to cover his consulting activities. The Company will not withhold any taxes from any consideration paid to Consultant, and Consultant will assume full responsibility for the payment of all federal, state and local taxes or contributions imposed or required under employment insurance, social security, worker's compensation, and income tax laws arising by reason of the performance of Consultant's consulting services. Consultant will defend, indemnify, and hold harmless the Company, and its shareholders, directors, officers, employees, and agents from and against any and all losses, claims, expenses, costs, attorney's fees, demands, damages, suits, judgments, actions and causes of action resulting from or arising out of Consultant's failure to pay or remit such taxes or contributions.

3.  CONSIDERATION

     The Company will pay to Consultant the sum of $2,500.00 per calendar month, payable on the last day of each calendar month. Consultant will be entitled to receive consideration for his consulting services regardless of the number of hours of services actually provided by Consultant in any given month and regardless of whether the Company requests Consultant to provide any services at all in any given month. The Company will reimburse Consultant for all reasonable expenses necessarily incurred by Consultant in the performance of his consulting services, provided Consultant complies with the reimbursement policies of the Company as may be established from time to time.

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4.  TERMINATION

     Either party may terminate this Agreement upon 30 days' prior written notice to the other party. This Agreement will terminate immediately upon the death of Consultant.

5.  GENERAL

     5.1 No Assignment by Consultant. This Agreement is personal to Consultant and Consultant may not assign or delegate any of his rights or obligations under the Agreement without the prior written consent of the Company.

     5.2 Binding Effect.  Except as otherwise  provided in this Agreement,  this
Agreement   will  be  binding  upon  the  parties  and  their  heirs,   personal
representatives, successors, and assigns, and will inure to their benefit.

     5.3 Amendment. This Agreement may be amended only by a written instrument executed by the party against whom enforcement is sought.

     5.4 Notices. All notices or other communications required or permitted by this Agreement must be in writing and will be deemed to have been duly given when delivered personally to the party for whom such notice was intended, or upon actual receipt if sent by facsimile or delivered by a nationally recognized overnight delivery service, or at the expiration of the third day after the date of deposit if deposited in the United States mail, postage pre-paid, certified or registered, return receipt requested, to the respective parties at the following addresses, or at such other address that a party may specify by notice given to the other parties:

         To Consultant:                       To the Company:

         Scott MacTarnahan                    Portland Brewing Company
         11270 S.W. Lynnridge Avenue          2730 Northwest 31st Avenue
         Portland, Oregon  97225              Portland, Oregon  97210

     5.5   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     5.6 Severability. If any provision of this Agreement is deemed to be invalid or unenforceable in any respect for any reason, the validity and enforceability of any such provision in any other respect and of the remaining provisions of this Agreement will not be in any way impaired.

     5.7 Further Assurances. The parties agree to execute other documents reasonably necessary to further effect and evidence the terms of this Agreement, as long as the terms and provisions of the other documents are fully consistent with the terms of this Agreement.

     5.8 No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer on any person, other than the parties to this Agreement, any right or remedy of any nature whatsoever.

     5.9 Nonwaiver. The waiver by any party of a breach or violation of any provision of this Agreement will not operate and may not be construed as a waiver of any other provision or any subsequent breach of the same provision. No waiver will be binding unless executed in writing by the party making the waiver.

     5.10 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Oregon.

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     5.11 Attorney's Fees. In the event of litigation  arising out of, or in any related to any term set forth in this Agreement, including (without limitation) any proceeding brought under the United States Bankruptcy Code, the losing party will pay to the prevailing party, in addition to any other relief awarded, the prevailing party's reasonable attorney's fees, costs and expenses incurred at arbitration, at trial, on appeal and on petition for review.

     5.12 Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter of this Agreement and supersedes any and all prior and contemporaneous negotiations, understandings and agreements, whether written or oral, between the parties with respect to such subject matter.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                     COMPANY:

                                     PORTLAND BREWING COMPANY


                                     /s/ CHARLES A. ADAMS
                                     -------------------------------------------
                                     Its:  President and Chief Executive Officer


                                     CONSULTANT:


                                     /s/ SCOTT MACTARNAHAN
                                     -------------------------------------------
                                     Scott MacTarnahan